As filed with the Securities and Exchange Commission on March 15, 2005
Registration Statement No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	56-0674867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive
Mount Airy, North Carolina 27030
(336) 786-2141
(Address, including zip code, and telephone number, including area code, of principal executive offices)

2005 EQUITY INCENTIVE PLAN
OF INSTEEL INDUSTRIES, INC.
(Full title of the plan)

Howard O. Woltz, Jr.
Chairman of the Board
Insteel Industries, Inc.
1373 Boggs Drive
Mount Airy, North Carolina 27030
(336) 786-2141
(Name, address and telephone number, including area code, of agent for service)

With copies to:
Andrew A. Gerber, Esq.
Hunton & Williams LLP
101 South Tryon Street, Suite 3500
Charlotte, North Carolina 28280
(704) 378-4700
(704) 378-4890 (Fax)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)	per share(2)	price(2)	registration fee(2)
Common Stock, no par value per share	885,000 shares	$16.48	$14,584,800	$1,716.63

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, the number of shares of common stock registered hereunder includes such indeterminate number of additional shares of common stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $16.48 per share, which was the average of the high and low sales prices of the common stock on the NASDAQ National Market on March 11, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2. Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Insteel Industries, Inc. (the “Company” or the “Registrant”) hereby incorporates by reference into this registration statement the following documents filed with the Commission by the Company:

a.	Annual Report, as amended, on Form 10-K/A for the fiscal year ended October 2, 2004, as filed with the Commission on February 24, 2005;

b.	Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2005, as filed with the Commission on February 24, 2005;

c.	Current Reports on Form 8-K, as filed with the Commission on January 7, February 15 (Item 4.02), February 18, and March 9, 2005, respectively;

d.	Proxy Statement on Schedule 14A relating to the 2005 Annual Meeting of the Shareholders, as filed with the Commission on January 13, 2005;

e.	The description of the Company’s common stock, no par value, contained in the Company’s registration statement on Form 8-A, as filed with the Commission on November 4, 1992, and any amendment or report filed subsequent thereto for the purpose of updating such description; and

f.	The description of the Company’s Rights Agreement dated April 27, 1999, between the Company and First Union National Bank, contained in Exhibit 99.1 to the Company’s Registration Statement on Form 8-A, as filed with the Commission on May 7, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Sections 55-8-51 through 55-8-57 of the North Carolina Business Corporation Act (the “NCBCA”) and the Articles of Incorporation and Bylaws of the Company provide for indemnification of the registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

     Mandatory Statutory Indemnification. Under the NCBCA, a North Carolina corporation must indemnify a director or officer who is wholly successful on the merits or otherwise in defending a proceeding in which he was involved by virtue of his being a director or officer of the corporation. This mandatory indemnification covers reasonable expenses and attorneys’ fees.

     Permissive Statutory Indemnification. A North Carolina corporation may, but is not required by statute to, indemnify its directors and officers who conduct themselves in good faith and meet a reasonable belief test regarding the challenged conduct. If he was acting in his official capacity, the director or officer must have believed the challenged conduct was in the corporation’s best interest; if he was acting otherwise, he must have reasonably believed his conduct was not opposed to the corporation’s best interest. Notwithstanding those tests, however, statutory indemnification is prohibited where the individual is held liable to the corporation or where he is held liable on the basis of an improperly received personal benefit.

     Court-Ordered Indemnification. A director or officer may enforce his or her right to mandatory indemnification and, if the court determines the individual is entitled to the mandatory indemnification, the court must also order the corporation to pay the reasonable expenses incurred to enforce the right, including counsel fees. The statutes authorize the court to provide indemnification in any case regardless of whether the individual has met the tests applicable to permissive indemnification upon a finding that the individual “is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.” [55-8-54(2) of the NCBCA] This relief is limited to reasonable expenses when there is liability to the corporation by the individual.

     Voluntary Indemnification. Notwithstanding the limits on statutory indemnification, a North Carolina corporation may voluntarily agree to indemnify its directors and officers by provisions in the articles of incorporation, the bylaws, a contract or a resolution of the Board of Directors against any liability, subject to the limitation that an individual cannot be indemnified on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A North Carolina corporation may also obtain insurance to protect its directors and officers from personal liability.

     The Company’s Bylaws provide that any person who is or was a director or officer of the Company or any of its subsidiaries and any person who at the request of the Company serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person’s status as a director or officer unless (i) such liability or expense will be paid by insurance or (ii) that person’s acts or omissions were known or believed by him or her to be clearly in conflict with the best interests of the Company. The Company has purchased insurance covering indemnification of its directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Articles of Incorporation of the Company, as amended, which are incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, dated May 3, 1988.

4.2	Articles of Amendment to the Restated Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1999.

4.3	Bylaws of the Company, as last amended April 26, 1999, which are incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1999.

4.4	Rights Agreement, dated April 27, 1999, between the Company and First Union National Bank, which is incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form 8-A filed with the Commission on May 7, 1999.

4.5	Specimen of Common Stock Certificate (filed herewith).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Grant Thornton LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, state of North Carolina, on this 14th day of March, 2005.

INSTEEL INDUSTRIES, INC.
By:	/s/ H. O. Woltz III
H. O. Woltz III
President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Gary D. Kniskern, as their attorney-in-fact, to sign in their name and on their behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Howard O. Woltz, Jr. Howard O. Woltz, Jr.	Chairman of the Board	March 14, 2005
/s/ H. O. Woltz III H. O. Woltz III	President, Chief Executive Officer and Director	March 14, 2005
/s/ Michael C. Gazmarian Michael C. Gazmarian	Chief Financial Officer (and principal financial and accounting officer) and Treasurer	March 14, 2005
/s/ Louis E. Hannen Louis E. Hannen	Director	March 12, 2005
/s/ Frances H. Johnson Frances H. Johnson	Director	March 14, 2005
/s/ Charles B. Newsome Charles B. Newsome	Director	March 14, 2005
/s/ Gary L. Pechota Gary L. Pechota	Director	March 14, 2005
/s/ W. Allen Rogers II W. Allen Rogers II	Director	March 14, 2005
/s/ William J. Shields William J. Shields	Director	March 14, 2005
/s/ C. Richard Vaughn C. Richard Vaughn	Director	March 14, 2005

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Articles of Incorporation of the Company, as amended, which are incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, dated May 3, 1988.

4.2	Articles of Amendment to the Restated Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1999.

4.3	Bylaws of the Company, as last amended April 26, 1999, which are incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1999.

4.4	Rights Agreement, dated April 27, 1999, between the Company and First Union National Bank, which is incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form 8-A filed with the Commission on May 7, 1999.

4.5	Specimen of Common Stock Certificate (filed herewith).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Grant Thornton LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).